UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2010

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2010, the Board of Directors of Exide Technologies (the "Company") appointed Michael Ostermann as President--Exide Europe, effective March 1, 2010. In this newly created position, Mr. Ostermann will oversee the Industrial Energy Europe and Transportation Europe divisions. Mr. Ostermann previously served as President--Transportation Europe since January 2009.

Mr. Ostermann, 44, previously served as Management Board Member and Managing Director at Frauenthal Holding AG from 2005 through 2009. From 1994 to 2005, Mr. Ostermann served in various capacities at Styria, a European manufacturer of commercial leaf springs and stabilizer bars for commercial vehicles and trailer axles. Mr. Ostermann's base salary will be increased from €290,000 to €365,000 and his annual target award under the Company's Long-Term Incentive Plan will be reduced from 125% to 100% of base salary. There will be no change in Mr. Ostermann's Annual Incentive Plan target. A copy of the press release announcing Mr. Ostermann's appointment is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated March 1, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

March 1, 2010	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 1, 2010